United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 21, 2012

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, any factual matters, claims or counterclaims related to any litigation, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industries, the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations.

NAME REFERENCES

In this Current Report, references to “Oak Ridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to “Oak Ridge Micro-Energy, Inc.,” the Registrant, which is a Colorado corporation; Carbon Strategic Pte Ltd, a corporation organized under the laws of Singapore, which is our wholly-owned subsidiary, is referred to as “Carbon Strategic”; our wholly-owned Nevada subsidiary, which is also named Oak Ridge Micro-Energy, Inc., is referred to herein as “Oak Ridge Nevada”; Jeffrey John Flood, our President, Secretary and Treasurer and a director, is referred to herein as “Flood”; Mark Meriwether, a director, is referred to herein as “Meriwether”; and persons claimed to be controlled by Meriwether are referred to herein as the “Meriwether Parties.”

Item 8.01  Other Events.

On December 21, 2012, Meriwether was served with a civil complaint filed by Roger P. Lund, an individual and resident of Salt Lake County, Utah, as the plaintiff, in the Third Judicial District Court of Salt Lake County, State of Utah, Civil No. 120908658, naming as the defendants, the Company; Flood; Meriwether; the Meriwether Parties (as relief defendants who may have received any funds paid to Meriwether as a result of the plaintiff’s alleged services); Oak Ridge Nevada; and David W. Floor (“Floor’), along with “Does 1-5,” the latter being persons whose identities are said to be unknown to the plaintiff, but who may be liable under the claims alleged by the plaintiff and who may be named in the action by the plaintiff at a later date.  The complaint has 10 causes of action, principally claiming that the plaintiff was engaged by the Company and Meriwether as a consultant; that the plaintiff performed all services required of him under such engagement, which services resulted in the acquisition of Carbon Strategic, among other benefits to the Company and Meriwether and/or that all of the defendants prevented him from completing his obligations under his consulting agreement; and that he was entitled to receive $200,000 and 3,000,000 shares of common stock of the Company by reason of his services and the acquisition of Carbon Strategic.  In one of his causes of action, the plaintiff has claimed that Floor, Meriwether and Flood conspired in an abuse of process by allegedly having Floor bring a separate action against the plaintiff to attach the plaintiff’s rights to his claims against the defendants, thereby depriving him of the value of his services; and in another of his causes of action, he has claimed that the Company, Oak Ridge Nevada, Meriwether and Flood were unjustly enriched by his services.  The plaintiff seeks judgment for $750,000 or the amount of damages proven at trial, together with interest, punitive damages, costs and reasonable attorney’s fees and other appropriate relief. The Company, Flood and Meriwether deny that the plaintiff is entitled to any amount from each or any of them by reason of his alleged services or alleged consulting or otherwise; and the Meriwether Parties deny that to the extent any funds paid to Meriwether by reason of the acquisition of Carbon Strategic were paid to any of them, that the plaintiff has no legal basis upon which to claim an interest in any such funds.

The plaintiff also has claimed in one of his causes of action that Meriwether violated certain provisions of the Utah Uniform Securities Act in Meriwether’s alleged sale to the plaintiff of 140,000 shares of the Company’s common stock for $15,000, and that the plaintiff is entitled to judgment against Meriwether for treble damages or three times the $15,000 purchase price of the shares.  Meriwether denies these allegations in each and every respect.

The Company and the defendants directly associated with it or its directors and executive officers (Floor is excluded from this description) will vigorously defend this legal action and anticipate that counterclaims will be brought against the plaintiff on behalf of these defendants.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	December 31, 2012	By:	/s/ Jeffrey J. Flood
Jeffrey J. Flood
President, Secretary and Director

3